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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TMP WORLDWIDE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017
(212) 351-7000

                      May 14, 2003

Dear Stockholder:

        You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Tuesday, June 17, 2003, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

        At the meeting you will be asked to elect seven directors of the Company. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders. On May 1, 2003, the Company changed its name from TMP Worldwide Inc. to Monster Worldwide, Inc. Consequently, all references to the Company contained herein are to Monster Worldwide, Inc.

        We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.

        Thank you for your cooperation.

                      Very truly yours,

                      Andrew J. McKelvey
                      Chairman of the Board
                      of Directors and CEO

MONSTER WORLDWIDE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

New York, New York

        The 2003 annual meeting of stockholders of the Company will be held on Tuesday, June 17, 2003 at 11:00 a.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103 for the following purposes:

(1)
To elect seven directors to serve for the ensuing year; and

(2)
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        All stockholders of record at the close of business on April 21, 2003 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to attend the meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the meeting may revoke their proxy and vote their shares in person.

                      MYRON F. OLESNYCKYJ
                       Secretary

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders of the Company to be held on Tuesday, June 17, 2003, beginning at 11:00 a.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matter outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of directors. In addition, management will report on the performance of the Company during 2002 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

        Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about May 14, 2003 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on April 21, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

        The Company has two classes of common stock: common stock and Class B common stock. Holders of both common stock and Class B common stock as of the record date will be entitled to participate at the meeting.

What are the voting rights of the holders of common stock and Class B common stock?

        Each outstanding share of common stock will be entitled to one vote on each matter acted upon. Each outstanding share of Class B common stock will be entitled to ten votes on each matter acted upon.

        On April 21, 2003, there were 107,081,214 shares of common stock outstanding, and 4,762,000 shares of Class B common stock outstanding. Andrew J. McKelvey, our Chairman and CEO, holds all of the Class B common stock which combined with the common stock held by him gives him in excess of 36% of the combined voting power of the Company. Except as set forth in "Stock Ownership," we believe that no other stockholder of the Company has in excess of 1% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposal No. 1.

What constitutes a quorum?

        The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding shares of common stock and Class B common stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 107,081,214 shares of common stock, representing the same number of votes, were outstanding, and 4,762,000 shares of Class B common stock, representing in the aggregate 47,620,000 votes, were outstanding. Thus, the presence of holders representing at least 77,350,608 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the meeting is discussed under Proposal No. 1.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope it will be voted as you direct or you may vote by telephone or on the Internet as detailed below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

        If you are a registered stockholder (that is, you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

        If your shares are held in "street name," please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP's program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

        Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.

Can I receive more than one set of annual meeting materials?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Monster Worldwide, Inc., 622 Third Avenue, New York, New York 10017, telephone (212) 351-7000. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although, attendance at the meeting alone will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year, as set forth in the notice of meeting on the cover page of this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Other Items.    For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest non-affiliate owners of the Company's stock?

        The following table sets forth information regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock held by each non-affiliated person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock	Combined Voting Power
Capital Group International, Inc.(1) 11100 Santa Monica Blvd. Los Angeles, CA 90025	17,111,100	16.1%	11.1%
Capital Research and Management Company(2) 333 South Hope Street Los Angeles, CA 90071	13,200,000	11.9%	8.5%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	6,614,293	6.2%	4.3%

(1)
Capital Group International, Inc. may be deemed to beneficially own 17,111,100 shares of our Common Stock which are held of record by clients of Capital Group International, Inc. Capital Group International, Inc. has sole voting power with respect to 15,182,200 of the shares and sole dispositive power with respect to 17,111,100 of the shares and does not have shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Capital Group International, Inc., including their percentage ownership, has been derived from their Schedule 13G/A dated February 14, 2003 as filed with the SEC.

(2)
Capital Research and Management Company may be deemed to beneficially own 13,200,000 shares of our Common Stock which are held of record by investment companies for which Capital Research and Management Company acts as investment advisor. Capital Research and Management Company has sole dispositive power with respect to 13,200,000 of the shares and does not have sole or shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Capital Research and Management Company, including their percentage ownership, has been derived from their Schedule 13G dated February 13, 2003 as filed with the SEC.

(3)
Of the 6,614,293 shares of our Common Stock that may be deemed to be beneficially owned by FMR Corp., 5,923,620 shares are beneficially owned by Fidelity Management & Research Company, 400,962 shares are beneficially owned by Fidelity Management Trust Company, 289,300 shares are beneficially owned by Fidelity International Limited and 411 shares are beneficially owned by Geode Capital Management, LLC. FMR Corp. has sole voting power with respect to 618,323 of the shares and sole dispositive power with respect to all 6,614,293 of the shares, and does not have shared voting power or shared dispositive power with respect to any of the shares. Information with respect to FMR Corp., including its percentage ownership, has been derived from its Schedule 13G dated February 14, 2003 as filed with the SEC.

How much stock do the Company's directors and executive officers own?

        The following table sets forth information as of March 31, 2003 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the SEC, of the Company's Common Stock held by: (i) each director and nominee for director of the Company; (ii) each executive officer named in the Executive Compensation Summary Table (see "Executive Compensation"); and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Except for Andrew J. McKelvey at 36% and James J. Treacy, our former President and Chief Operating Officer, at 1.1%, no director or executive officer owns shares of our common stock or

Class B common stock giving them greater than 1% of the voting power of the Company. On March 31, 2003, the Company completed the distribution of the common stock of Hudson Highland Group, Inc., the Company's then wholly-owned subsidiary, to its stockholders. Subsequent to this distribution, the number and/or the exercise price of options held by holders of options to purchase the Company's common stock, including options held by the directors and executive officers were adjusted by the Compensation Committee to reflect the economic value of the distribution by ensuring that each option has the same aggregate intrinsic value and same ratio of the exercise price to market value per share as existed prior to the distribution. Generally, each stock option was multiplied by a factor of 1.0673 and the exercise price of each stock option was multiplied by a factor of 0.9329. The option amounts set forth in this table and the footnotes hereto and throughout this proxy statement do not reflect this adjustment.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock/Class B Common Stock	Percentage of Common Stock	Percentage of Class B Common Stock
Andrew J. McKelvey(1)	12,903,424	7.6%	100%
Paul M. Camara(2)	1,203,001	1.1%	—
Michael Sileck(3)	154,528	*	—
Peter Dolphin (4)	146,056	*	—
Jeffrey C. Taylor(5)	779,297	*	—
George R. Eisele(6)	158,391	*	—
Ronald J. Kramer(7)	30,000	*	—
Michael Kaufman (8)	40,000	*	—
David A. Stein	—	*	—
John Swann(9)	39,240	*	—
John Gaulding(10)	25,000	*	—
James J. Treacy(11)	1,735,336	1.6%	—
All directors and executive officers as a group (15 persons)(12)	17,311,311	11.7%	100%

*
Less than 1%

(1)
Includes 4,762,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 4,115 shares of Common Stock owned by Mr. McKelvey's wife, 200 shares of Common Stock owned by Mr. McKelvey's daughter and 1,713 shares of Common Stock held by the Company's 401(k) Plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2)
Includes 1,713 shares of Common Stock held by the Company's 401(k) Plan, and 998,500 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(3)
Includes 444 shares of Common Stock held by the Company's 401(k) Plan and 149,084 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(4)
Includes 145,056 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(5)
Includes 1,713 shares of Common Stock held by the Company's 401(k) Plan and 701,799 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(6)
Includes 1,293 shares of Common Stock held by the Company's 401(k) Plan and 6,500 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(7)
Consists of 30,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(8)
Consists of 40,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(9)
Consists of 39,240 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.

(10)
Consists of 25,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.
(11)
Includes 600 shares of Common Stock owned by Mr. Treacy's daughters, 444 shares of Common Stock held by the Company's 401(k) Plan, and 1,204,582 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2003.
(12)
Includes 4,762,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock, 12,102 shares held by the Company's 401(k) plan and 9,100,677 shares beneficially owned. Also includes 3,431,617 shares subject to options which are exercisable within 60 days of March 31, 2003.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2002 with respect to the Company's equity compensation plans which have been approved by its stockholders. The Company does not have any equity compensation plans that were not approved by its stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average Exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,504,880	$29.51	10,479,085
Equity compensation plans not approved by security holders	—	—	—

Total	10,504,880	$29.51	10,479,085

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Seven directors (constituting the entire Board) are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2004 annual meeting and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

        The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Andrew J. McKelvey	68	1967	Chairman of the Board, CEO and a director since founding the Company in 1967. Mr. McKelvey has a B.A. from Westminster College. Mr. McKelvey was a member of the Board of Directors of the Yellow Pages Publishers Association and the Association of Directory Marketing from 1994 through September 1996.

George R. Eisele	66	1987
			Director of the Company since September 1987 and Executive Vice President of TMP Worldwide Direct, the Company's response marketing division, since 1989. Mr. Eisele attended Fairleigh Dickinson University and Drexel University.
John Gaulding	57	2001
			Director of the Company since June 2001. Mr. Gaulding is a member of the Company's audit committee and compensation committee. Previously, Mr. Gaulding was a director from January 1996 to October 1999. Mr. Gaulding is a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April through July 11, 1996, the date of such company's sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow page publishing unit of Pacific Telesis Group. Mr. Gaulding served as co-chairman of the Yellow Pages Publishers Association from 1987 to 1990. He holds a B.S. from the University of California at Los Angeles and a M.B.A. from the University of Southern California. Mr. Gaulding is also a director of Ants Software, Inc., a publicly traded corporation.
Michael Kaufman	57	1997
Director of the Company since October 1997. Mr. Kaufman is Chairman of the Company's compensation committee and a member
			of its audit committee. Until July 1, 2000 Mr. Kaufman was President of SBC/Prodigy Transition. Mr. Kaufman previously served as President of Pacific Bell's Consumer's Market Group. Prior thereto, Mr. Kaufman was the President and CEO of Pacific Bell Communications, a subsidiary of SBC Communications Inc., and from 1993 through April 1997 he was the regional president for the Central and West Texas market area of Southwestern Bell Telephone. Mr. Kaufman holds a B.A. and a M.B.A. from the University of Wisconsin.

Ronald J. Kramer	44	2000
			Director of the Company since February 2000. Mr. Kramer is Chairman of the Company's audit committee and a member of its compensation committee. Mr. Kramer has served as President and a director of Wynn Resorts, Limited, an entertainment and gaming company, since April 2002. Mr. Kramer previously was a Managing Director of Dresdner Kleinwort Wasserstein (formerly Wasserstein Perella & Co.) from July 1999 until November 2001. Prior thereto, Mr. Kramer was the Chairman and CEO of Ladenburg Thalmann Group Inc. from May 1995 to July 1999. Mr. Kramer is also a director of Griffon Corporation, Lakes Entertainment, Inc. and New Valley Corporation, all public corporations. Mr. Kramer holds a B.S. from the Wharton School of the University of Pennsylvania and a M.B.A. from New York University Graduate School of Business.
David A. Stein	64	Director Nominee
			Mr. Stein is a Director nominee. Mr. Stein is the Chairman and Chief Executive Officer of Southern Industrial Corporation, the Jacksonville, Florida-area Burger King franchisee of 33 Burger King restaurants. He is also Chairman of Jacksonville-based King Provision Corporation, an approved Burger King food and paper distributor, and Chairman of T.L. Cannon Corporation, a franchisee of Applebees restaurants in New York and Connecticut. Mr. Stein has been a Burger King franchisee for more than 40 years. Mr. Stein was a founder of the Jewish Community Alliance in Jacksonville, Florida. He has also served the United Way, the Jacksonville Chamber of Commerce, University Medical Center, University of North Florida, WJCT Public Television and other Jacksonville-area organizations and clubs as an officer or Board member. Mr. Stein attended the University of Florida.

John Swann	67	1996
Director of the Company since September 1996. In 1995, Mr. Swann founded Cactus Digital Imaging Systems, Ltd., a large Canadian supplier of electronically produced large format color prints. Mr. Swann sold Cactus Digital Imaging Systems, Ltd. in June 2000.

How are directors compensated?

        Base Compensation.    Each of the Company's non-employee directors receives $25,000 per year for services rendered as a director, plus a per meeting fee of $1,000 for each meeting of the Board of Directors or a committee of the Board of Directors attended in person or telephonically (limited to a maximum fee of $1,000 per day), plus reimbursement of expenses incurred in connection with his or her duties as director and life insurance in accordance with the Company's standard life insurance offering for employees. In addition, as of January 1, 2003, each non-employee director who serves as the chairman of the audit committee or the compensation committee receives an additional $15,000 per year for services rendered in such capacity.

        Options.    The Company adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of Common Stock may be granted to non-employee directors. Pursuant to the Directors' Plan, each of Messrs. Kaufman and Swann, its only non-employee directors at the time, was granted an option to purchase 22,500 shares of common stock at a purchase price per share equal to the fair market value of the common stock on the date of such director's election to the Board of Directors ($11.81 in the case of Mr. Kaufman and $7.00 in the case of Mr. Swann). The options have a ten-year term and became exercisable as to 50% on the grant date and 25% on each of the next two one year anniversaries of the grant date. The options may be exercised by payment in cash, check or shares of common stock. The Company no longer makes grants under the Directors' Plan.

        The Company adopted the 1999 Long Term Incentive Plan pursuant to which each new non-employee director of the Company is automatically granted an option to purchase 22,500 shares of common stock upon his or her commencement of service as a non-employee director. Accordingly, Mr. Kramer received such option in February 2000 and Mr. Gaulding received such option in June 2001, each at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each non-employee director of the Company is automatically granted an option to purchase 5,000 shares of common stock under the 1999 Long Term Incentive Plan on the day following each annual meeting that occurs at least one year after the first anniversary of the date he or she first became a non-employee director. Accordingly, Messrs. Kaufman, Kramer, Gaulding and Swann each received such option in June 2002. Automatic option grants will have a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. Options granted to non-employee directors upon their commencement of service are 50% vested on the date of grant and will generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the date of grant.

How often did the Board meet during the year ended December 31, 2002?

        During the fiscal year ended December 31, 2002, the Board of Directors held seven meetings and acted nine times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the total number of meetings of the Board and the Committees on which he served.

What committees has the Board established?

        The Board of Directors has standing Compensation and Audit Committees.

        Compensation Committee.    The Compensation Committee is charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Kaufman, Gaulding and Kramer. During 2002, the Compensation Committee held five meetings and acted sixteen times by unanimous consent in lieu of a meeting.

        Audit Committee.    The Audit Committee is charged with the appointment of independent auditors of the Company, as well as discussing and reviewing with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee also reviews interim financial statements included in the Company's quarterly reports and reviews documents filed with the Securities and Exchange Commission. The Audit Committee is currently composed of Messrs. Kramer, Gaulding and Kaufman. During 2002, the Audit Committee met nineteen times.

        In February 2003, the Board of Directors dissolved the Executive Committee which had acted six times by unanimous written consent in 2002 and the Strategy Committee which had met four times during 2002. The functions of these Committees have been assumed by the entire Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

Vote Required

        The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1—ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

AUDIT MATTERS

What services have been provided by the Company's auditors?

        The Company incurred professional fees from BDO Seidman, LLP and BDO International affiliate firms ("BDO"), its principal auditor, for the following professional services:

        Audit Fees.    Fees in the amount of $6.6 million and $4.5 million in 2002 and 2001 respectively, related to the audits of the Company's annual financial statements and the review of the interim financial statements included in the Company's quarterly reports; the review of documents filed with the Securities Exchange Commission; and fees for statutory audits required internationally.

        Audit Related Fees.    Fees in the amount of $0.1 million and $1.6 million in 2002 and 2001, respectively, related to the audits of the Company's employee benefit plan in both years and the audits of acquired businesses in 2001.

        Tax Fees.    Fees in the amount of $1.1 million and $1.5 million in 2002 and 2001, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.

        All Other Fees.    Fees in the amount of $0.2 million in 2001. The Company did not incur such fees in 2002.

        The Company did not incur any costs in 2002 for Financial Information Systems Design and Implementation Fees.

        The Company's Audit Committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2002 were compatible with the auditors' independence.

Report of Audit Committee

        The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of the Nasdaq National Market. The Audit Committee operates under a written charter adopted by the Board of Directors that was originally adopted in 2000 and was most recently amended in 2003. A copy of the charter, as amended, is included as Annex A to this proxy statement.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee's responsibility is to oversee and review these processes. The Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles or as to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

        The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met nineteen times during 2002.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications).

        With respect to the Company's outside auditors, the Committee, among other items, discussed with BDO Seidman, LLP, matters relating to BDO Seidman, LLP's independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussion, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
 Ronald J. Kramer, Chairman
John Gaulding
Michael Kaufman

EXECUTIVE COMPENSATION

Report of the Compensation Committee

        The Compensation Committee was formed in September 1996 and currently consists of Messrs. Kaufman, Gaulding and Kramer, each of whom is an independent non-employee director. The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock option and benefit plans.

What is the Company's philosophy of executive compensation?

        The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

        The compensation program reflects the following principles:

  •
  Compensation should encourage increased stockholder value.
  •
  Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.
  •
  Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.
  •
  Compensation programs should enable the Company to attract and retain highly qualified professionals.

        The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

        Base Salary.    The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

        Incentives.    Incentives generally consist of stock options and cash awards paid to the Company's senior and middle management executives. Mr Taylor's and Mr. Sileck's bonuses were guaranteed in their respective employment agreements. If senior executives are employed on an at will basis, their bonus is generally tied to the overall performance of the Company. In 2002, other key executives were granted stock options based on revenue, divisional or regional profit, client retention or other preset objectives related to performance as set forth in the Company's 2002 annual plan.

        The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of common stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's common stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

How is the Company's Chief Executive Officer compensated?

        As Chief Executive Officer and Chairman of the Board, Mr. McKelvey is compensated pursuant to an amended employment agreement, effective as of November 15, 1996 which ended November 14, 2001 and was automatically renewed through November 14, 2002. This Agreement was again amended in May 2002 to extend the term through May 15, 2005. Pursuant to this amended employment agreement, the base salary for Mr. McKelvey was decreased to $200,000 per annum. Such base salary represents a decrease over the previous year's salary which was $500,000. Mr. McKelvey agreed to decrease his salary in part due to his significant stock ownership of the Company.

        The aggregate compensation of Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. The Company's 1999 Long Term Incentive Plan permits the grant of several types of awards. Some will qualify for the exception to the deduction limitation for performance-based compensation and others may not qualify for the exception. We believe that the stock options, stock appreciation rights and performance-based awards granted under the 1999 Long Term Incentive Plan can be structured to qualify for the exception for performance-based compensation. In general, the Compensation Committee wishes to structure performance-based awards in a way that will preserve the deductibility of compensation under such awards. The Compensation Committee may from time to time approve awards which would not qualify for the performance-based compensation exception. It is not anticipated that loss of deduction, if any, for compensation realized by any executive officer under the Company's existing compensation plans will be material.

        The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 2002 adequately reflect the Company's compensation goals and policies.

Members of the Compensation Committee

Michael Kaufman, Chairman
John Gaulding
Ronald J. Kramer

Compensation Committee Interlocks and Insider Participation

        On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Kaufman, Gaulding and Kramer, to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In October 1997, June 2001 and February 2000, respectively, Mr. Kaufman, Mr. Gaulding and Mr. Kramer each received stock options to purchase 22,500 shares of common stock, at respective exercise prices of $11.81 per share, $61.82 per share and

$63.07 per share, which was equal to the fair market value on the date of grant. Additionally, Messrs. Kaufman, Gaulding and Kramer receive stock options under the 1999 Long Term Incentive Plan which provides that each non-employee director be granted an option to purchase 5,000 shares of common stock on the day following each annual meeting that occurs at least one year after the first anniversary of the date they first became a non-employee director. Additionally, in April 2001, each of Messrs. Kaufman and Kramer received an option to purchase 10,000 shares of common stock at an exercise price of $30.63, the fair market value of the common stock on the date of the grant.

Employment Agreements

        The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996 for a term which ended on November 14, 2001. On November 14, 2001 the amended employment agreement was automatically renewed for a one year term. This agreement was further amended on May 30, 2002 to extend its term through May 15, 2005. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, as amended, Mr. McKelvey is entitled to an annual base salary of $200,000. Mr. McKelvey is also eligible to receive stock options at the sole discretion of the compensation committee. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates. In 2003, Mr. McKelvey received a cash bonus of $800,000 for successfully leading the Company's spin-off of its then wholly-owned subsidiary, Hudson Highland Group, Inc.

        The Company entered into a letter agreement with Paul Camara, dated April 28, 2003. Pursuant to the agreement, if Mr. Camara is terminated for any reason other than cause, including a termination by Mr. Camara within one year of a change of control of the Company, he shall receive, upon the execution of a general release, payment of base salary over two years as severance and all of his options will become fully vested and immediately exercisable. The agreement also provides that in the event of a change in control of the Company, all of Mr. Camara's options and restricted stock shall automatically become fully vested and immediately exercisable. The Company has also agreed to issue to Mr. Camara an aggregate of 213,532 shares of common stock in four equal installments on each of June 15, 2003, December 15, 2003, June 15, 2004 and December 15. 2004.

        The Company entered into a letter agreement with Michael Sileck, dated September 11, 2002. Pursuant to terms of the agreement Mr. Sileck serves as Chief Financial Officer of the Company for an annual base salary of $500,000. Mr. Sileck received a guaranteed $500,000 bonus with respect to the year ended December 31, 2002. Mr. Sileck is eligible to receive a bonus in each year thereafter based on the satisfaction of certain performance targets. Upon the commencement of his employment as Chief Financial Officer, Mr. Sileck received (i) a $200,000 sign on bonus, (ii) an option to purchase 417,567 shares of the Company's common stock and (iii) a grant 16,568 restricted shares of common stock. The agreement provides that in the event of a change in control of the Company all of Mr. Sileck's options and restricted stock shall automatically become fully vested and immediately exercisable. Under the agreement, if Mr. Sileck is terminated for any reason other than for cause he shall receive, upon the execution of a general release, payment of base salary over one year as severance. The Company has also agreed to issue to Mr. Sileck 17,689 shares of common stock on December 15, 2003 and an aggregate of 266,915 shares of common stock in four equal installments on each of September 11, 2003, September 11, 2004, September 11, 2005 and September 11, 2006. The option amount does not reflect the adjustment made by the Compensation Committee in connection with the Company's distribution of the common stock of Hudson Highland Group, Inc., to reflect the economic value of the distribution.

        TMP Worldwide Limited, a subsidiary of the Company, is party to a Service Agreement, with Peter Dolphin. Pursuant to the Service Agreement, Mr. Dolphin serves as Group President, Europe of the Company. The Service Agreement is terminable by either party upon twelve months prior written notice. Pursuant to the Service Agreement, Mr. Dolphin receives an annual salary and an annual bonus based upon the achievement of certain operating profit targets pursuant to a formula mutually agreed to by the parties. The Service Agreement also provides certain benefits including a car allowance and pension contributions.

        The Company and its subsidiary, TMP Interactive Inc., are a parties to an amended and restated employment agreement with Jeffrey C. Taylor. This agreement provides for automatic renewal for successive one year terms, on a calendar basis, unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides Mr. Taylor with a base salary of $400,000 per year and annual bonuses of at least $75,000 per year based on a formula mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 90 days prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and his annual bonus from the preceding year or, if not yet issued a minimum of $100,000 and all of Mr. Taylor's options to purchase the Company's stock shall become fully vested and Mr. Taylor and his immediate family shall be provided with specified insurance for a period of one year. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

        The Company is party to an agreement with James Treacy pursuant to which, in exchange for the execution of a general release, the Company is paying Mr. Treacy an aggregate of $1,012,500 in 36 semi-monthly installments through June 2004, as severance.

Executive Compensation Summary Table

        The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served, and one additional individual whose services as an executive officer of the Company terminated effective December 31, 2002.

EXECUTIVE COMPENSATION SUMMARY TABLE

	Annual Compensation					Long-Term Compensation
						Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation		Restricted Stock Award(s)$		Securities Underlying Options/SARs	All Other Compen- sation
Andrew J. McKelvey, Chairman of the Board and CEO	2002	$212,531	—	$4,000	(1)	—		—	—
	2001	500,031	—	3,400	(1)	—		—	—
	2000	500,000	—	3,400	(1)	—		—	—
Paul M. Camara, Executive Vice President Creative/Sales/Marketing	2002	500,031	—	4,000	(1)	593,500	(2)	375,000	—
	2001	500,000	$855,000	3,400	(1)	—		200,000	—
	2000	500,031	125,000	3,400	(1)	—		—	—
Michael Sileck Senior Vice President and Chief Financial Officer	2002	416,667	200,000	4,000	(1)		(3)	417,567	—
	2001	—	—	—		—		—	—
	2000	—	—	—		—		—	—
Peter Dolphin Group President, Europe	2002	516,610	—	135,977	(4)	—		100,000	—
	2001	311,032	—	83,232	(4)	—		107,500	—
	2000	284,868	—	74,900	(4)	—		—	—
Jeffrey C. Taylor Chairman of Monster and Director of Product Marketing, Monster	2002	400,000	50,000	4,000	(1)	—		—	—
	2001	400,000	550,000	3,400	(1)	—		—	—
	2000	400,000	150,000	3,400	(1)	—		—	—
James J. Treacy, Former Chief Operating Officer and President(5)	2002	675,031	—	42,942	(6)	—		200,000	—
	2001	508,365	850,000	3,400	(1)	—		305,000	—
	2000	475,000	118,750	3,400	(1)	—		—	—

(1)
Represents matching contributions made to the Company's 401(k) Plan of $4,000, $3,400 and $3,400 in 2002, 2001 and 2000, respectively.
(2)
Consists of a grant of 50,000 shares of common stock on December 15, 2002. Mr. Camara also received a commitment by the Company to issue to Mr. Camara an aggregate of 213,532 shares of common stock in four equal installments on each of June 15, 2003, December 15, 2003, June 15, 2004 and December 15, 2004. These restricted shares of common stock, when issued by the Company, are eligible to receive dividends, when and if declared.
(3)
Mr. Sileck received a commitment by the Company to issue to Mr. Sileck 17,689 shares of common stock on December 15, 2003 and an aggregate of 266,915 shares of common stock in four equal installments on each of September 11, 2003, September 11, 2004, September 11, 2005 and September 11, 2006. These restricted shares of common stock, when issued by the Company, are eligible to receive dividends, when and if declared.
(4)
Mr. Dolphin received a car allowance of $57,641, $36,342 and $34,083 in 2002, 2001 and 2000, respectively. Contributions of $77,176, $45,834 and $39,822 were made to Mr. Dolphin's pension in 2002, 2001 and 2000, respectively. Payments of $1,160, $1,056 and $995 were made for Mr. Dolphin's healthcare costs in 2002, 2001 and 2000, respectively.
(5)
Mr. Treacy's tenure as Chief Operating Officer and President ended effective December 31, 2002.
(6)
Represents matching contributions made to the Company's 401(k) Plan of $4,000 and a payout of unused vacation of $38,942 in 2002.

Option Grants for 2002

        The following table sets forth information with respect to option grants in 2002 to each of the persons named in the Executive Compensation Summary Table.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/sh)	Expiration Date
					5%($)	10%($)
Andrew J. McKelvey	—	—	—	—	—	—
Paul Camara	375,000	10.0%	11.02	9/11/12	2,598,907	6,586,141
Michael Sileck	417,567	11.2%	27.18	2/22/12	7,137,621	18,088,134
Peter Dolphin	100,000	2.7%	11.02	9/11/12	693,042	1,756,304
Jeffrey C. Taylor	—	—	—	—	—	—
James J. Treacy(4)	200,000	5.3%	11.12	9/10/12	1,398,662	3,544,483

(1)
Options generally vest in four equal annual installments commencing on the first anniversary date of the grant.

(2)
Based on options to purchase 3,743,860 shares granted in 2002 under the 1999 Long Term Incentive Plan.

(3)
These amounts represent assumed rates of appreciation in the price of the Company's common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the terms of each of the $11.02, $11.12 and $27.18 stock prices on each date of grant would result in a stock price of $17.95, $18.11 and $44.27, respectively. The 10% rate of appreciation over the terms of each of the $11.02, $11.12 and $27.18 stock prices on each date of grant would result in a stock price of $28.58, $28.84 and $70.50, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

(4)
Mr. Treacy's tenure as Chief Operating Officer and President ended effective December 31, 2002.

Option Values for 2002

        The following table sets forth information with respect to (i) shares acquired upon the exercise of stock options in 2002, (ii) the number of securities underlying unexercised options and (iii) the value of unexercised options held by each of the persons named in the Executive Compensation Summary Table as of December 31, 2002:

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew J. McKelvey	—	—	—	—	—	—
Paul Camara	—	—	998,500	300,000	$124,535	$87,000
Michael Sileck	—	—	107,774	309,793	—	—
Peter Dolphin	—	—	145,056	168,288	48,364	29,000
Jeffrey C. Taylor	—	—	701,799	1,143,201	—	—
James J. Treacy	—	—	1,198,332	—	725,427	—

(1)
Computed based upon the difference between the stock option exercise prices and $11.31, the closing price of the Company's Common Stock on December 31, 2002.

Stock Option Awards

        In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "1996 Stock Option Plan"), which, as amended, provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 6,000,000 shares of the Common Stock of the Company. The 1996 Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates. The Company no longer makes grants under the 1996 Stock Option Plan.

        In December 1998, the Company's Board of Directors adopted the Company's 1999 Long Term Incentive Plan and granted options to purchase an aggregate of 666,000 shares of Common Stock to certain of its executive officers and directors. Such options were granted at a per share exercise price of $13.437, the fair market value of the Company's common stock on the date of grant. In 2002, the Company's executive officers and directors received, in aggregate, options to purchase 500,000 shares of common stock at a per share exercise price of $9.16, options to purchase 475,000 shares of common stock at a per share exercise price of $11.02, options to purchase 200,000 shares of common stock at a per share exercise price of $11.12, options to purchase 20,000 shares of common stock at a per share exercise price of $23.49 and options to purchase 442,567 shares of common stock at a per share exercise price of $27.18. The exercise price of all of the option grants was determined based upon the fair market value of the Company's common stock on the grant date. On March 31, 2003, the Company completed the distribution of the common stock of Hudson Highland Group, Inc., the Company's then wholly-owned subsidiary, to its stockholders. In connection with this distribution, the number and/or the exercise price of options held by holders of options to purchase the Company's common stock, including options held by the directors and executive officers were adjusted by the Compensation Committee to reflect the economic value of the distribution by ensuring that each option has the same aggregate intrinsic value and same ratio of the exercise price to market value per share as existed prior to the distribution. The option amounts set forth above do not reflect this adjustment.

Certain Relationships and Related Transactions

        Messrs. McKelvey, Eisele and Camara have approximately 69.4%, 10% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 2004 and the Company's rent for this space is $46,200 per month.

        On January 1, 1999, TMP Worldwide Communications Inc., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with TMPW Canada Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which TMP Worldwide Communications Inc. provides management services in exchange for a percentage of the billings of TMPW Canada Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the year ended December 31, 2002, TMPW Canada Inc. paid approximately $178,000 to TMP Worldwide Communications Inc. for management services.

        Beginning in June 1999, the Company periodically used the service of an aircraft from a company owned by Mr. McKelvey, and in connection therewith, $262,000 was paid in 2002.

        The Company leased certain office space in 2002 to an investment company, 50% of which is owned by Mr. McKelvey. The investment company paid to the Company approximately $101,000 in 2002 for office rent.

        The Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

PERFORMANCE GRAPH

ASSUMES $100 INVESTED ON DEC. 31, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

        The above graph compares the performance of the Company from December 31, 1997 through December 31, 2002, against the performance of (i) the Standard & Poor's 500 Composite Index and

(ii) the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Catalina Marketing Corp., Clean Systems Technology, Cordiant Communications Group plc, Digital Generation Systems, Inc., Forge Inc., Globetrac Inc., Grey Global Group, Inc., Havas Advertising Ads, Interpublic Group of Companies, Inc., Kupper Parker Communications, Lamar Advertising Co., Obie Media Corp., Omnicom Group, Inc., OZ Investment Company Ltd., Princeton Video Image, Promotions.com Inc., Publicis Groupe SA Ads, Valueclick Inc. and WPP Group plc.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 2003 fiscal year. A representative of BDO Seidman, LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Under the SEC proxy rules if a stockholder wants the Company to include a proposal in its proxy statement and form of proxy for the 2004 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, New York, New York 10017, Attention: Secretary, no later than January 19, 2004.

        Under the Company's By-Laws any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2004 Annual Meeting must give the Company advance notice as described in the By-Laws. To be timely, the Company must receive such notice for the 2004 Annual Meeting at its offices mentioned above no earlier than February 29, 2004 or later than March 30, 2004. Nominations for director must be accompanied by written consent to serving as a director if elected.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope or vote by telephone or on the Internet.

By Order of the Board of Directors
Myron F. Olesnyckyj
Secretary
Dated: May 14, 2003

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TMP WORLDWIDE INC., ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 622 THIRD AVENUE, NEW YORK, NEW YORK 10017.

ANNEX A

Monster Worldwide, Inc.

Audit Committee of the Board of Directors

CHARTER

MONSTER WORLDWIDE, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

        This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Monster Worldwide, Inc. (the "Company").

I.    PURPOSE

        The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent accountants' qualifications and independence and (4) the performance of the Company's internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain and terminate the Company's independent accountants; (d) approve audit and non-audit services to be performed by the independent accountants; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants, the internal auditors and management of the Company.

II.    COMPOSITION

        The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of the SEC and The Nasdaq Stock Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountants and the chief internal audit executive.

        Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and The Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.  MEETING REQUIREMENTS

        The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

        The Committee may ask members of management, employees, outside counsel, the independent accountants, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

        The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

        As part of its responsibility to foster free and open communication, the Committee should meet periodically with the internal auditors and the independent accountants in executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company's investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.  COMMITTEE RESPONSIBILITIES

        In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.    Oversight of the Financial Reporting Processes

        1.    In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

        2.    Review and approve all related-party transactions.

        3.    Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

        4.    Annually review major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

        5.    Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

        6.    Meet at least annually with the chief financial officer, the internal auditors and the independent accountants in separate executive sessions.

        7.    Review all analyst reports and press articles about the Company's accounting and disclosure practices and principles.

        8.    Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

        9.    Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

B.    Review of Documents and Reports

        1.    Review and discuss with management and the independent accountants the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation") and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K.

        2.    Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

        3.    Review the regular internal reports to management prepared by the internal auditors and management's response thereto.

        4.    Review reports from management, the internal auditors and the independent accountants on the Company's subsidiaries' and affiliates' compliance with the Company's code(s) of conduct, applicable law and insider and related party transactions.

        5.    Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

        6.    Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

        7.    Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

        8.    Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

C.    Independent Accountant Matters

        1.    Interview and retain the Company's independent accountants, considering the accounting firm's independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants.

        2.    Meet with the independent accountants and the Company's financial management to review the scope of the proposed external audit for the current year.

        3.    Approve, in advance of the work being performed, the scope of all audit and permissible non-audit services of the independent accountant.

        4.    On an annual basis, the Committee shall evaluate the independent accountants' qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties in order to determine the impact, if any, of such relationships on the independent accountants' independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also non-audit services performed or proposed to be performed. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent accountants.

        5.    Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company's independent accountants.

        6.    Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

        7.    Establish and periodically review hiring policies for employees or former employees of the independent accountants.

        8.    Review with the independent accountants any problems or difficulties the auditors may have encountered and any "management" or "internal control" letter provided by the independent accountants and the Company's response to that letter. Such review should include:

  (a)
  any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

  (b)
  any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

  (c)
  communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

  (d)
  any changes required in the planned scope of the internal audit; and

  (e)
  the responsibilities, budget and staffing of the Company's internal audit function.

        9.    Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and The Nasdaq Stock Market may direct by rule or regulation.

        10.  Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

        11.  Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

        12.  Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

        13.  Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

D.    Internal Audit Control Matters

        1.    Discuss with management policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

        2.    Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

        3.    Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

        4.    Review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

        5.    Review the procedures that the Company has implemented regarding compliance with the Company's code of conduct.

        6.    Establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting, internal controls or auditing matters.

        7.    Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

        8.    Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountants for purposes of rendering the Company's financial statements materially misleading.

E.    Evaluation of Internal Auditors

        1.    Review activities, organizational structure and qualifications of the internal auditors. The internal audit department shall have direct communication access to the Committee without the need for prior approval from management.

        2.    Review and concur in the appointment, replacement, reassignment or dismissal of the chief internal audit executive.

        3.    Consider and review with management and the chief internal audit executive:

  (a)
  significant internal audit findings during the year and management's responses thereto;

  (b)
  any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors' work or access to required information;

  (c)
  the annual internal audit plan any significant changes thereto;

  (d)
  the internal auditors' budget and staffing; and

  (e)
  the internal auditors' compliance with the appropriate standards of The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.    ANNUAL EVALUATION PROCEDURES

        The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.  INVESTIGATIONS AND STUDIES

        The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII. MISCELLANEOUS

        Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

        Adopted by the Audit Committee on April 28, 2003.

☒	Please mark your vote as in this example.
FOR ☐	WITHHOLD ☐	1.	ELECTION OF DIRECTORS	Nominees: Andrew J. McKelvey George R. Eisele John Gaulding Ronald J. Kramer Michael Kaufman John Swann David A. Stein	2.	Transaction of such other business as may properly come before the meeting and any adjournments thereof.
Note: This proxy will be voted as specified. If no specification is made, it will be voted FOR all nominees in proposal 1. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

SIGNATURE		DATE

SIGNATURE		DATE

(SIGNATURE IF HELD JOINTLY)
NOTE:
Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. Please return the proxy card promptly using the enclosed envelope.

MONSTER WORLDWIDE, INC.

        PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Andrew J. McKelvey and Michael Sileck, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103 at 11:00 a.m. on Tuesday, June 17, 2003, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

        Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

(To be Completed, Signed and Dated on Reverse Side)

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MONSTER WORLDWIDE, INC. 622 THIRD AVENUE NEW YORK, NEW YORK 10017 (212) 351-7000
MONSTER WORLDWIDE, INC.
MONSTER WORLDWIDE, INC. 622 THIRD AVENUE NEW YORK, NEW YORK 10017
ABOUT THE MEETING
STOCK OWNERSHIP
Equity Compensation Plan Information
PROPOSAL NO. 1—ELECTION OF DIRECTORS
AUDIT MATTERS
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION SUMMARY TABLE
OPTION GRANTS IN LAST FISCAL YEAR
Certain Relationships and Related Transactions
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT AUDITORS
OTHER BUSINESS
STOCKHOLDER PROPOSALS
Monster Worldwide, Inc. Audit Committee of the Board of Directors CHARTER
MONSTER WORLDWIDE, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
MONSTER WORLDWIDE, INC.